CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Congress Large Cap Growth Fund.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 30, 2009